As filed with the Securities and Exchange Commission on August 4, 2003

                                                   Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          IMAGISTICS INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                    06-1611068
       (State or other juris-                      (I.R.S. Employer
       diction of incorporation                    Identification
       or organization)                            Number)



                                100 OAKVIEW DRIVE
                           TRUMBULL, CONNECTICUT 06611
                                 (203) 365-7000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

               IMAGISTICS INTERNATIONAL INC. SHARE INCENTIVE PLAN
                            (Full title of the Plan)

                               MARK S. FLYNN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                          IMAGISTICS INTERNATIONAL INC.
                                100 OAKVIEW DRIVE
                           TRUMBULL, CONNECTICUT 06611
                                 (203) 365-7000
 (Name, address and telephone number, including area code, of agent for service)

  Copies of all communications, including all communications sent to the agent for service, should be sent to:
                              MICHAEL GRUNDEI, ESQ.
                                WIGGIN & DANA LLP
                               400 ATLANTIC STREET
                           STAMFORD, CONNECTICUT 06901
                                 (203) 363-7600



                                        CALCULATION OF REGISTRATION FEE
-------------------------------- ---------------------- ---------------------- ---------------------- ------------------------
                                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES TO BE         AMOUNT TO BE           OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE
REGISTERED                        REGISTERED(1)          SHARE (2)              PRICE
-------------------------------- ---------------------- ---------------------- ---------------------- ------------------------

COMMON STOCK, $0.01 PAR VALUE
PER SHARE (3)...........          15,000 SHARES          $27.23                 $408,450.00            $33.05
================================ ====================== ====================== ====================== ========================

(1) Plus such additional indeterminable number of shares as may be required pursuant to the Imagistics International Inc. Share Incentive Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2) Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, such computation is based on $27.23 per share (the average of the high and the low prices of the registrant's common stock as reported on the New York Stock Exchange Composite Transactions Tape on July 30, 2003).
(3) This registration statement also pertains to rights to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Registrant (the "Rights"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for Imagistics International Inc. Common Stock and will be transferred along with and only with such securities. Thereafter, separate Rights certificates will be issued representing one Right for each share of Imagistics International Inc. Common Stock held subject to adjustment pursuant to anti-dilution provisions.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Imagistics International Inc. Share Incentive Plan and are not being filed with or included in this Form S-8.

ITEM 1.   PLAN INFORMATION.

      Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not required to be filed with this Registration Statement.

                                     PART II

         INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by Imagistics International Inc. (the "Registrant" or the "Company") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") (File No. 1-16449), are incorporated by reference herein:

      (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2002.

      (b) The Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2003.

      (c)   The Company's Proxy Statement filed on April 14, 2003.

      (d) The Company's Current Reports on Form 8-K filed on May 8, 2003 and May 21, 2003.

      (e) The description of the Company's Common Stock and the Rights contained in the Company's Registration Statement on Form 10 dated November 14, 2001 (the "Form 10").

      In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

      The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, Imagistics International Inc., 100 Oakview Drive, Trumbull, Connecticut 06611.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such an officer or director actually and reasonably incurred.

      In accordance with the Delaware Law, the Registrant's Certificate of Incorporation contains a provision to limit the personal liability of the Registrant's directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. In addition, the holders of Common Stock are deemed to have consented to certain provisions of the Certificate of Incorporation under which certain allocations of corporate opportunities are not deemed to breach a director's fiduciary duty of loyalty.

      The Registrant's Certificate of Incorporation provides for indemnification of the Registrant's officers and directors to the full extent permitted by applicable law.

      In addition, the Registrant maintains directors' and officers' liability insurance.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            Not applicable.

ITEM 8.     EXHIBITS.

Exhibit
No.         Description
---         -----------

4.1 Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K for the year ended December 31, 2001)

4.2         Form of Amended and Restated By-laws (incorporated by reference to
            Exhibit 3.2 to the Company's Form 10)

4.3 Rights Agreement (incorporated by reference to Exhibit 10.18 to the Company's Form 10-K for the year ended December 31, 2001)

4.4 First Amendment Agreement to Rights Agreement between the Registrant and its rights agent (incorporated by reference to Exhibit 10.30 to the Registrant's Form 10-Q for the quarter ended June 30, 2002)

4.5 Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-Q for the quarter ended June 30, 2002)

4.6         Imagistics International Inc. Share Incentive Plan

5.1         Opinion of Wiggin & Dana LLP

23.1        Consent of PricewaterhouseCoopers LLP

23.2        Consent of Wiggin & Dana LLP (filed as part of Exhibit 5)

24.1        Power of Attorney (included on the signature page hereof)

ITEM 9.     UNDERTAKINGS.
-------     -------------

       (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trumbull, State of Connecticut, on this 4th day of August, 2003.


                                      IMAGISTICS INTERNATIONAL INC.



                                      By:  /s/Marc C. Breslawsky
                                         ---------------------------------------
                                      Marc C. Breslawsky
                                      Chairman and Chief Executive Officer


            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc C. Breslawsky, Joseph D. Skrzypczak and Mark S. Flynn and each of them his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                        Title                                         Date
---------                                        -----                                         ----



    /s/Marc C. Breslawsky                        Chairman,                                August 4, 2003
------------------------------                   Chief Executive Officer and
Marc C. Breslawsky                               Director (principal executive
                                                 officer)


     /s/Joseph D. Skrzypczak                     Chief Financial Officer                  August 4, 2003
------------------------------                   (principal financial officer)
Joseph D. Skrzypczak



     /s/Timothy E. Coyne                         Controller                               August 4, 2003
------------------------------                   (principal accounting officer)
Timothy E. Coyne



     /s/Thelma R. Albright                       Director                                 August 4, 2003
------------------------------
Thelma R. Albright



     /s/T. Kevin Dunnigan                        Director                                 August 4, 2003
------------------------------
T. Kevin Dunnigan



     /s/Ira D. Hall                              Director                                 August 4, 2003
------------------------------
Ira D. Hall



     /s/Craig R. Smith                           Director                                 August 4, 2003
------------------------------
Craig R. Smith



     /s/James A. Thomas                          Director                                 August 4, 2003
------------------------------
James A. Thomas

                                INDEX TO EXHIBITS

Exhibit
No.          Description
---          -----------

4.1          Form of Amended and Restated Certificate of Incorporation *

4.2          Form of Amended and Restated By-laws *

4.3          Rights Agreement *

4.4          First Amendment Agreement to Rights Agreement *

4.5          Certificate of Designation of Series A Junior Participating
             Preferred Stock *

4.6          Imagistics International Inc. Share Incentive Plan

5.1          Opinion of Wiggin & Dana LLP

23.1         Consent of PricewaterhouseCoopers LLP

23.2         Consent of Wiggin & Dana LLP (filed as part of Exhibit 5)

24.1         Power of Attorney (included on the signature page hereof)


---------------------
*  Incorporated herein by reference